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EXHIBIT 23.4

CONSENT OF MAULDIN & JENKINS LLC CONCERNING THE FINANCIAL
STATEMENTS OF WALTON BANK & TRUST CO. AND FIRST STERLING BANKS, INC.
REGISTRATION NO. 333-65188 ON FORM S-8, DATED JULY 16, 2001 AND
RELATED PROSPECTUS

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use of our report, dated January 27, 2000, relating to the consolidated financial statements of Main Street Banks, Inc. (formerly First Sterling Banks, Inc.) and subsidiaries for the year ended December 31, 1999 and our report, dated March 14, 2001, relating to the financial statements of Walton Bank & Trust Company for the two years ended December 31, 2000, included in Main Street Banks, Inc.'s Annual Report on Form 10-K filed on March 29, 2002 and incorporated by reference in the previously filed Registration Statements on Forms S-8 (File Number 333-65188, dated July 16, 2001; File Number 333-60702, dated May 11, 2001; File Number 333-49436, dated November 7, 2000; File Number 333-15069, dated October 30, 1999; File Number 333-88645, dated October 8, 1999; File Number 333-79463, dated May 27, 1999; File Number 333-79457, dated May 27, 1999; File Number 333-74555, dated March 17, 1999; and File Number 333-56473, dated June 10, 1998).

/s/ Mauldin & Jenkins, LLC
Atlanta, Georgia September 4, 2002

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  EXHIBIT 23.4
CONSENT OF MAULDIN & JENKINS LLC CONCERNING THE FINANCIAL STATEMENTS OF WALTON BANK & TRUST CO. AND FIRST STERLING BANKS, INC. REGISTRATION NO. 333-65188 ON FORM S-8, DATED JULY 16, 2001 AND RELATED PROSPECTUS